Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-193462, No. 333-226377, No. 333-229508 and No. 333-256273), and Form F-3 (No.333-258329) of our report dated April 17, 2023 with respect to the audited consolidated financial statements of BIT Mining Limited (the “Company”) appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2022.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
April 17, 2023